Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                         Richmond, Virginia 23219-4074
                             Phone: (804) 788-8200
                            Telecopy: (804) 788-8218





                                 August 6, 1998



Ethyl Corporation
330 South Fourth Street
Richmond, Virginia  23219

              Savings Plan for the Employees of Ethyl Corporation

Ladies and Gentlemen:

         We have acted as counsel to Ethyl Corporation (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed under the Securities Act of 1933, as amended (the "Act"), on or about the date of this letter to register 4,000,000 shares of common stock, par value $1.00 per share (the "Shares"), of the Company, which may from time to time be offered and sold by the Company in connection with the Savings Plan for the Employees of Ethyl Corporation (the "Plan").

         We are familiar with the Registration Statement and the Exhibits thereto. We have also examined originals or copies, certified or otherwise, of such other documents, evidence of corporate action and instruments, as we have deemed necessary or advisable for the purpose of rendering this opinion. As to questions of fact relevant to this opinion, we have relied upon certificates or written statements from officers and other appropriate representatives of the Company and its subsidiaries or public officials. In all such examinations we have assumed the genuineness of all signatures, the authority to sign and the authenticity of all documents submitted to us as originals. We have also assumed the conformity to the original of all documents submitted to us as copies.

         Based upon and subject to the foregoing, we are of the opinion that the Shares that will be originally issued under the Plan have been duly authorized and, when issued pursuant to and in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                     Very truly yours,

                                                     /s/ Hunton & Williams